Exhibit 99.1

DEXCOM PRICES OFFERING OF $750.0 MILLION OF 0.75% CONVERTIBLE SENIOR NOTES

SAN DIEGO, CA. - (BUSINESS WIRE-November 28, 2018) - DexCom, Inc. (Nasdaq: DXCM) (“DexCom”) announced today the pricing of its offering of $750.0 million aggregate principal amount of 0.75% Convertible Senior Notes due 2023 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). DexCom also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $100.0 million aggregate principal amount of notes. The sale of the notes is expected to close on November 30, 2018, subject to customary closing conditions.

The notes will be senior, unsecured obligations of DexCom, and will bear interest at a rate of 0.75% per year, payable semi-annually in arrears. The notes will mature on December 1, 2023, unless earlier converted, repurchased or redeemed in accordance with the terms of the notes. Prior to 5:00 p.m., New York City time, on the business day immediately preceding September 1, 2023, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of DexCom’s common stock, cash or a combination of cash and shares of common stock, at the election of DexCom. The initial conversion rate is 6.0869 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $164.29 per share of DexCom’s common stock, representing an approximate 32.5% premium based on the last reported sale price of Dexcom’s common stock on The Nasdaq Global Select Market on November 27, 2018 of $123.99 per share). The initial conversion rate and the corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. Prior to December 1, 2021, the notes will not be redeemable. On or after December 1, 2021, and prior to September 1, 2023, DexCom may redeem for cash all or part of the notes, at its option, if the last reported sale price of DexCom’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which DexCom provides notice of redemption.

Holders of the notes will have the right to require DexCom to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). DexCom will also be required to increase the conversion rate for holders who convert their notes in connection with certain fundamental changes occurring prior to the maturity date or following the delivery by DexCom of a notice of redemption.

DexCom estimates that the net proceeds from the offering will be approximately $737.6 million (or approximately $836.0 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by DexCom. DexCom expects to use approximately $31.0 million of the net proceeds to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds of the warrant transactions described below) to manage potential dilution and approximately $100.0 million of the net proceeds to repurchase shares of its common stock concurrently with the offering. DexCom expects to repurchase such shares from purchasers of the notes in the offering at a purchase price per share equal to the closing price per share of its common stock on the date of the pricing of the offering. DexCom intends to use the remainder of the net proceeds from the offering for capital expenditures, working capital and general corporate purposes, which may include in-licensing or acquisitions of, or investments in, other businesses, products or technologies, or additional share repurchases. However, DexCom has no commitments or specific plans with respect to any such acquisitions, investments or repurchases at this time.

In connection with the offering of the notes, DexCom has entered into convertible note hedge transactions with one or more of the initial purchasers of the notes or their respective affiliates (the “hedge counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution upon any conversion of notes and/or offset any cash payments DexCom is required to make in excess of the principal amount of converted notes in the event that the market price per share of DexCom common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the conversion price of the notes and is subject to certain adjustments under the terms of the convertible note hedge transactions.

DexCom also has entered into warrant transactions with the hedge counterparties pursuant to which DexCom sold warrants for the purchase of DexCom common stock. The warrant transactions could separately have a dilutive effect if the market price per share of DexCom common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrant transactions. The strike price of the warrant transactions will initially be approximately $198.38 per share, which represents a premium of 60% over the $123.99 per share closing price of DexCom common stock on November 27, 2018, and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their option to purchase additional notes, DexCom may enter into additional convertible note hedge and warrant transactions.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties have advised DexCom that they or their affiliates expect to enter into various derivative transactions with respect to DexCom common stock and/or purchase DexCom common stock concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing (or reducing the size of any decrease in) the price of DexCom common stock or the notes at that time. In addition, the hedge counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to DexCom common stock and/or purchasing or selling DexCom common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or following any repurchase of notes by DexCom on any fundamental change repurchase date or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of DexCom common stock or the notes, which could affect the ability of holders of the notes to convert their notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that holders of notes will receive upon conversion of the notes.

If the initial purchasers exercise their option to purchase additional notes, DexCom may use the resulting additional proceeds of the sale of the additional notes and any additional warrants to pay the cost of entering into the additional convertible note hedge transactions and for general corporate purposes, including potential acquisitions and strategic transactions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of DexCom’s common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and any shares of DexCom’s common stock issuable upon conversion of the notes have not been and are not expected to be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the timing and closing of DexCom’s offering of the notes and expected use of net proceeds of the offering. Statements containing words such as “could,” “believe,” “expect,” “intend,” “will,” or similar expressions constitute forward-looking statements. Factors that may contribute to such differences include, but are not limited to, risks related to whether DexCom will close the offering of the notes on the expected date, or at all, prevailing market and other general economic conditions, whether DexCom will be able to satisfy the conditions required to close any sale of the notes and the expected use of the net proceeds from the offering. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect DexCom’s business and financial results, please review the “Risk Factors” described in DexCom’s Annual Report on Form 10-K for the year ended December 31, 2017 and DexCom’s Quarterly Report on

Form 10-Q for the quarter ended September 30, 2018 filed with the Securities and Exchange Commission, or SEC, and in DexCom’s other filings with the SEC. Except as may be required by law, DexCom does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

FOR MORE INFORMATION:

Steven R. Pacelli

Executive Vice President, Strategy and Corporate Development

(858) 200-0200

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